31-10 23rd Ave, Astoria, NY 11105 • Tel: 347-871-1768 • Fax: 347-201-3828 • http://www.jimmypleecpa.com

October 30, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Xiangtian (USA) Air Power Co., Ltd. (the “Company”) under Item 4.01 of its Form 8-K dated October 30, 2015. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of the Company contained therein.

Very truly yours,

/s/ Jimmy P. Lee, CPA P.C.
Jimmy P. Lee, CPA P.C.